Exhibit 99.1

Investor Overview Q3 2024 October 2024

2 Forward - looking statements This document includes forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended, including statements relating to our full year 2024 expectations of gross capex, interest expense, pension income, adjusted effective tax rate, and diluted share count, and future financial targets of North American LTL revenue CAGR, adjusted EBITDA CAGR, adjusted operating ratio improvement, and capex as a percentage of revenue . All statements other than statements of historical fact are, or may be deemed to be, forward - looking statements . In some cases, forward - looking statements can be identified by the use of forward - looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms . These forward - looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances . These forward - looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward - looking statements . Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC, and the following : the effects of business, economic, political, legal, and regulatory impacts or conflicts upon our operations ; supply chain disruptions and shortages, strains on production or extraction of raw materials, cost inflation and labor and equipment shortages ; our ability to align our investments in capital assets, including equipment, service centers, and warehouses to our customers’ demands ; our ability to implement our cost and revenue initiatives ; the effectiveness of our action plan, and other management actions, to improve our North American LTL business ; our ability to continue insourcing linehaul in ways that enhance our network efficiency and service ; the anticipated impact of a freight market recovery on our business ; our ability to benefit from a sale, spin - off or other divestiture of one or more business units or to successfully integrate and realize anticipated synergies, cost savings and profit opportunities from acquired companies ; goodwill impairment ; issues related to compliance with data protection laws, competition laws, and intellectual property laws ; fluctuations in currency exchange rates, fuel prices and fuel surcharges ; the expected benefits of the spin - offs of GXO Logistics, Inc . and RXO, Inc .; our ability to develop and implement suitable information technology systems ; the impact of potential cyber - attacks and information technology or data security breaches or failures ; our indebtedness ; our ability to raise debt and equity capital ; fluctuations in interest rates ; seasonal fluctuations ; our ability to maintain positive relationships with our network of third - party transportation providers ; our ability to attract and retain key employees including qualified drivers ; labor matters ; litigation ; and competition and pricing pressures . All forward - looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations . Forward - looking statements set forth in this document speak only as of the date hereof, and we do not undertake any obligation to update forward - looking statements except to the extent required by law . Non - GAAP financial measures This presentation contains non - GAAP financial measures . For a description of these non - GAAP financial measures, including a reconciliation to the most comparable measure under GAAP, see the Appendix to this presentation .

Third quarter 2024 highlights $2.05 billion of revenue, up 4% YoY $176 million of operating income, up 14% YoY $333 million of adjusted EBITDA, up 20% YoY $1.02 of adjusted diluted EPS 1 , up 16% YoY LTL adjusted operating income of $198 million, up 17% YoY LTL adjusted operating ratio of 84.2%, improved by 200 bps YoY LTL yield, excluding fuel, up 6.7% YoY LTL revenue per shipment, excluding fuel, up 6.6% YoY LTL damage claims ratio of 0.2% Fourth consecutive quarter of significant YoY improvement in LTL adjusted OR 1 Diluted earnings from continuing operations per share Refer to “Financial Reconciliations” and “Non - GAAP Financial Measures” sections in Appendix for related information 3

4 Third quarter 2024 performance $2.05 billion REVENUE $176 million OPERATING INCOME $95 million NET INCOME $0.79 DILUTED EARNINGS PER SHARE $122 million ADJUSTED NET INCOME $ 1.02 ADJUSTED DILUTED EPS $ 333 million ADJUSTED EBITDA $264 million CASH FLOW FROM OPERATING ACTIVITIES NORTH AMERICAN LTL $1.25 billion REVENUE $284 million ADJUSTED EBITDA 84.2% ADJUSTED OPERATING RATIO Refer to “Financial Reconciliations” and “Non - GAAP Financial Measures” sections in Appendix for related information Note: Net income, diluted earnings per share, adjusted net income, adjusted diluted EPS, and adjusted EBITDA include a $9 mil lio n gain ($7 million after - tax or $0.06 per share) on a past investment in a private company that was sold in the quarter EUROPEAN TRANSPORTATION $803 million REVENUE $44 million ADJUSTED EBITDA BY SEGMENT

Our LTL strategy is driving significant margin and earnings expansion 5 Provide best - in - class service 2 3 4 Invest in network for the long - term Accelerate yield growth Drive cost efficiencies Targets for LTL Growth, Profitability and Efficiency, 2021 - 2027 1 Revenue CAGR of 6% to 8% Adjusted EBITDA CAGR of 11% to 13% Adjusted operating ratio improvement of a t least 600 bps Refer to “Non - GAAP Financial Measures” section in Appendix for related information

Strong position in North American LTL 6 6

A leading carrier in a compelling industry • $52 billion bedrock industry for the US economy, with nearly 75% share held by top 10 LTL players • Diverse demand across verticals, with secular growth drivers • Attractive pricing environment for over a decade, with positive YoY industry pricing each year • Strong service quality is key gating factor for yield growth and margin expansion • Industry service center capacity stayed nearly flat for a decade 1 5% CAGR: North American LTL industry revenue Sources: Third - party research; company filings Note: Revenue CAGR for periods 2010 – 2023; industry size and market share data for 2023 1 US service centers, includes ARCB, FDX, ODFL, SAIA, XPO and YELL 7

A major player in the supply - chain ecosystem 1 Operational service centers as of September 30, 2024 Note: Company data for North American LTL segment only as of September 30, 2024, unless otherwise noted as 2023 (full year) 3 rd largest LTL carrier by 2023 revenue 12.4% of 2023 revenue allocated to gross capex 13 million s hipments per year 35,000 customers served $4.7 billion 2023 revenue 9% 2023 industry share 8 13,0 0 0 d rivers 34,0 0 0 t railers 18 billion pounds of freight per year 6 5 0 million l inehaul miles run per year 2 3 ,0 0 0 e mployees 304 service centers 1 quarterly (bring back

9 Expansive network covering 99% of US zip codes • 304 service centers 2 • Cross - border and offshore capabilities • Strategic investments in high - demand markets 1 Indicates expanded footprint with integration underway of service centers acquired in December 2023; on track for all sites to be operational by early 2025 2 Operational service centers as of September 30, 2024 Acquired Service Centers 1 Service Centers

Strategic mix of blue - chip and local customers 10 Note: Company data for North American LTL segment only as of September 30, 2024; selected customers Long - standing relationships – average tenure of top 10 customers is 16 years

LTL growth plan and levers 11

Provide best - in - class service Accelerate yield growth Drive cost efficiencies • Aligning price earned with increasing service excellence • Expanding accessorial revenue from value - add services • Growing share of higher - yielding local channel with scaled - up local salesforce • Insourcing linehaul miles to enhance service quality, network density and fluidity at lower cost • Using proprietary technology to improve dock and pickup - and - delivery operations • Rationalizing corporate cost structure 12 Executing on four key levers • Building a customer - centric service organization • Incentivizing employees to drive service quality • Investing in new tools for field organization and enhancing training programs Invest in network for the long - term • Targeting capex of 8% to 12% of revenue on average through 2027 • Expanding linehaul fleet with tractors and in - house trailer manufacturing • Investing in real estate capacity to further improve service and drive network efficiencies

1 Based on claims payment data 2 Based on damage frequency data 13 Service initiatives have driven over 75% improvement in damages since the beginning of LTL 2.0 2 LTL 2.0 Delivering meaningful service improvements Damage claims declining as a % of LTL revenue 1 1.1% 1.2% 1.1% 0.9% 0.9% 1.0% 1.0% 1.2% 1.1% 0.9% 0.9% 0.6% 0.7% 0.7% 0.4% 0.3% 0.3% 0.2% 0.2% Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024

Investing in capacity that supports growth and high returns 14 Tractor age in years As of December 31 5.3 5.1 5.4 5.9 5.9 Note: Gross capex and revenue for North American LTL only 1 Excludes the company’s December 2023 acquisition of 28 service centers 5.0 LTL 2.0 $145 $197 $145 $197 $424 $581 3.8% 5.2% 4.1% 4.8% 9.1% 12.4% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% $- $200 $400 $600 $800 2018 2019 2020 2021 2022 2023 Gross capex as a % of revenue Gross capex ($ millions) 1 Reduced average fleet age to 4.2 years with addition of nearly 2,000 new tractors YTD through Q3’24

Earning price by delivering value through service excellence 15 Note: Gross revenue per hundredweight excludes the adjustment required for financial statement purposes in accordance with th e c ompany's revenue recognition policy Yield, excluding fuel, improved 6.7% year - over - year in Q3’24 Gross revenue per hundredweight (excluding fuel surcharges) LTL 2.0 $18.34 $18.45 $18.90 $18.82 $19.11 $19.29 $20.02 $20.90 $20.76 $21.34 $21.43 $21.19 $21.06 $21.63 $22.81 $23.37 $23.13 $23.56 $24.34 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024

Insourcing linehaul is a key cost and service opportunity 16 Reduced linehaul miles outsourced to third - party carriers by nearly 800 bps year - over - year in Q3’24 LTL 2.0 Linehaul miles outsourced to third - party carriers, as a % of total linehaul miles 25.5% 25.3% 25.7% 24.4% 23.8% 23.9% 23.6% 22.7% 24.5% 24.7% 23.5% 22.5% 21.8% 20.7% 21.5% 19.6% 18.1% 15.9% 13.6% Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024

17 11% to 13% adjusted EBITDA CAGR in North American LTL 2021 - 2027 Combination of volume gains + pricing over inflation 6% to 7% 3% to 4% 2% Operating costs optimized through technology Linehaul insourced from third parties Expected components and contributions 11% to 13%

Appendix 18

European Transportation segment • In France: the #1 full truckload (FTL) broker and the #1 pallet network (LTL) provider • In Iberia (Spain and Portugal): the #1 FTL broker and the #1 LTL provider • In the UK: a top - tier dedicated truckload provider, and the largest single - owner LTL network • Serves a diverse base of customers with consumer, trade and industrial markets, including many sector leaders that have long - tenured relationships with XPO • Range of services includes dedicated truckload, LTL, FTL brokerage, managed transportation, last mile, freight forwarding and warehousing, as well as multimodal solutions that are customized to reduce CO 2 e emissions Unique pan - European transportation platform holds leading positions in key geographies 19 19

20 For the full year 2024, the company expects: • Gross capex of $700 million to $800 million • Interest expense of $225 million to $230 million • Pension income of approximately $25 million • Adjusted effective tax rate of 24.0% to 25.0% • Diluted share count of 120 million 2024 planning assumptions Refer to “Non - GAAP Financial Measures” on page 24 of this document

Financial reconciliations The following table reconciles XPO’s net income from continuing operations for the periods ended September 30, 2024 and 2023 to adjusted EBITDA for the same periods. 21 Reconciliation of net income to adjusted EBITDA Amounts may not foot due to rounding Refer to “Non - GAAP Financial Measures” section on page 24 of this document In millions (Unaudited) Change % Change % Net income from continuing operations $ 95 $ 86 10.5% $ 312 $ 134 132.8% Debt extinguishment loss - - - 23 Interest expense 56 41 170 126 Income tax provision 40 31 60 48 Depreciation and amortization expense 126 110 365 318 Transaction and integration costs 13 8 39 47 Restructuring costs 3 1 17 35 Other - 1 - 1 Adjusted EBITDA $ 333 $ 278 19.8% $ 964 $ 732 31.7% Nine Months Ended September 30, 2024 2023 Three Months Ended September 30, 2024 2023

Financial reconciliations (cont.) The following table reconciles XPO’s net income from continuing operations for the periods ended September 30, 2024 and 2023 to adjusted net income from continuing operations for the same periods. 22 Amounts may not add due to rounding 1 The income tax rate applied to reconciling items is based on the GAAP annual effective tax rate, excluding discrete items, no n - d eductible compensation, and contribution - and margin - based taxes 2 Reflects a tax benefit recognized in the second quarter of 2024 and the subsequent adjustment recognized in the third quarter of 2024 related to a legal entity reorganization within the European Transportation business Refer to “Non - GAAP Financial Measures” section on page 24 of this document Reconciliation of adjusted net income and adjusted diluted earnings per share In millions, except per share data (Unaudited) Net income from continuing operations $ 95 $ 86 $ 312 $ 134 Debt extinguishment loss - - - 23 Amortization of acquisition-related intangible assets 14 15 43 42 Transaction and integration costs 13 8 39 47 Restructuring costs 3 1 17 35 Income tax associated with the adjustments above (1) (5) (5) (18) (28) European legal entity reorganization (2) 2 - (40) - Adjusted net income from continuing operations $ 122 $ 105 $ 354 $ 253 Adjusted diluted earnings from continuing operations per share $ 1.02 $ 0.88 $ 2.95 $ 2.15 Weighted-average common shares outstanding Diluted weighted-average common shares outstanding 120 119 120 118 Nine Months Ended September 30, 2024 20232024 2023 Three Months Ended September 30,

Financial reconciliations (cont.)

The following table reconciles XPO's operating income attributable to its North American less-than-truckload ("LTL") segment for the periods ended September 30, 2024 and 2023 to adjusted operating income, adjusted operating ratio and adjusted EBITDA.

Reconciliation of North American LTL adjusted operating income, adjusted operating ratio and adjusted EBITDA

In millions	Three Months Ended September 30,			Nine Months Ended September 30,		
(Unaudited)	2024	2023	Change %	2024	2023	Change %
Revenue (excluding fuel surcharge revenue)	$ 1,055	$ 1,005	5.0%	$ 3,130	$ 2,848	9.9%
Fuel surcharge revenue	195	223	-12.6%	613	636	-3.6%
Revenue	1,251	1,228	1.9%	3,743	3,484	7.4%
Salaries, wages and employee benefits	642	616	4.2%	1,894	1,744	8.6%
Purchased transportation	58	97	-40.2%	204	283	-27.9%
Fuel, operating expenses and supplies (1)	231	244	-5.3%	710	718	-1.1%
Operating taxes and licenses	17	11	54.5%	49	35	40.0%
Insurance and claims	21	20	5.0%	63	81	-22.2%
Losses on sales of property and equipment	3	4	-25.0%	7	6	16.7%
Depreciation and amortization	89	75	18.7%	257	214	20.1%
Transaction and integration costs	-	-	0.0%	1	-	NM
Restructuring costs	-	-	0.0%	2	10	-80.0%
Operating income	188	161	16.8%	556	393	41.5%
Operating ratio (2)	85.0%	86.8%		85.1%	88.7%	
Amortization expense	9	9		27	26	
Transaction and integration costs	-	-		1	-	
Restructuring costs	-	-		2	10	
Adjusted operating income	$ 198	$ 170	16.5%	$ 587	$ 429	36.8%
Adjusted operating ratio (3)	84.2%	86.2%		84.3%	87.7%	
Depreciation expense	80	66		229	188	
Pension income	6	5		19	13	
Other	-	-		-	1	
Adjusted EBITDA (4)	$ 284	$ 241	17.8%	$ 836	$ 631	32.5%

Amounts may not add due to rounding
NM - Not meaningful
[1] Fuel, operating expenses and supplies includes fuel-related taxes
[2] Operating ratio is calculated as (1 – (operating income divided by revenue))
[3] Adjusted operating ratio is calculated as (1 – (adjusted operating income divided by revenue))
[4] Adjusted EBITDA is used by the company's chief operating decision maker to evaluate segment profit (loss) in accordance with ASC 280
Refer to "Non-GAAP Financial Measures" on page 24 of this document

23

XPO

Non - GAAP financial measures As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non - GAAP financial measures contained in this document to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this document . This document contains the following non - GAAP financial measures : adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) on a consolidated basis ; adjusted net income from continuing operations ; adjusted diluted earnings from continuing operations per share ("adjusted EPS") ; adjusted operating income for our North American Less - Than - Truckload segment ; adjusted operating ratio for our North American Less - Than - Truckload segment ; and adjusted effective tax rate . We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses . Other companies may calculate these non - GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies . These non - GAAP financial measures should only be used as supplemental measures of our operating performance . Adjusted EBITDA, adjusted net income from continuing operations, adjusted EPS, adjusted operating income and adjusted operating ratio include adjustments for transaction and integration costs, as well as restructuring costs, and other adjustments as set forth in the attached tables . Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin - off and may include transaction costs, consulting fees, stock - based compensation, retention awards, internal salaries and wages (to the extent the individuals are assigned full - time to integration and transformation activities) and certain costs related to integrating and converging IT systems . Restructuring costs primarily relate to severance costs associated with business optimization initiatives . Management uses these non - GAAP financial measures in making financial, operating and planning decisions and evaluating XPO’s and each business segment’s ongoing performance . We believe that adjusted EBITDA improves comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses . We believe that adjusted net income from continuing operations and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains that management has determined are not reflective of our core operating activities, including amortization of acquisition - related intangible assets, transaction and integration costs, restructuring costs and other adjustments as set out in the attached tables . We believe that adjusted operating income and adjusted operating ratio improve the comparability of our operating results from period to period by removing the impact of certain transaction and integration costs and restructuring costs, as well as amortization expenses . We believe that adjusted effective tax rate improves comparability of our effective tax rate, by excluding the tax effect of special items . With respect to our targets for : ( i ) the North American less - than - truckload segment’s adjusted EBITDA CAGR and adjusted operating ratio for the six - year period 2021 through 2027 and (ii) the 2024 adjusted effective tax rate, a reconciliation of these non - GAAP measures to the corresponding GAAP measures is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from these non - GAAP target measures . The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward - looking statement of income and statement of cash flows in accordance with GAAP that would be required to produce such a reconciliation . 24